EXHIBIT 21
                                                       ----------




                       LIST OF SUBSIDIARIES
                          OF THE COMPANY




                                           Names Under Which
 Name of                 State of          Subsidiary Does
 Subsidiary              Incorporation     Business
 -----------             -------------     ------------------

 Atmos Energy Services,  Delaware          Atmos Energy
 Inc.                                      Services, Inc.

 EGASCO, Inc.            Texas             EGASCO, Inc.

 EnerMart, Inc.          Delaware          EnerMart, Inc.

 Enermart Trust          Pennsylvania      Enermart Trust
 (a subsidiary of        (a business
 EnerMart, Inc.)         trust)

 Trans Louisiana         Louisiana         Trans Louisiana
 Industrial Gas                            Industrial Gas
 Company, Inc.                             Company, Inc.

 Western Kentucky Gas    Delaware          Western Kentucky Gas
 Resources Company                         Resources Company
                                           NRG Corp.